Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and among

PATNI COMPUTER SYSTEMS LIMITED

GENERAL ATLANTIC MAURITIUS LIMITED

and

THE OTHER PARTIES NAMED HEREIN

Dated: July 15, 2002

TABLE OF CONTENTS

ARTICLE I INTERPRETATION

1.1	Definitions
1.2	References to Persons
1.3	Capitalized Terms

ARTICLE II GRANT OF RIGHTS

2.1	Grant of Rights
2.2	Holders of Registrable Securities

ARTICLE III DEMAND REGISTRATION

3.1	Request for Demand Registration
3.2	Incidental or “Piggy-Back” Rights with Respect to a Demand Registration
3.3	Effective Demand Registration

ARTICLE IV INCIDENTAL OR “PIGGY-BACK” REGISTRATION

4.1	Request for Incidental Registration
4.2	Underwritten Offering
4.3	Decision Not to File Incidental Registration

ARTICLE V FORM 3 REGISTRATION

5.1	Request for a Form 3 Registration
5.2	Inclusion of Registrable Securities in Form 3 Registration
5.3	Effective Form 3 Registration
5.4	No Demand Registration
5.5	Withdrawal

ARTICLE VI PROVISIONS APPLICABLE TO DEMAND REGISTRATIONS AND FORM 3 REGISTRATIONS

6.1	Underwriting Procedures
6.2	Selection of Underwriters
6.3	Delay or Withdrawal for Valid Business Reasons

ARTICLE VII HOLDBACK AGREEMENTS

7.1	Restrictions on Public Sale by Holders
7.2	Restrictions on Public Sale by the Company

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ARTICLE VIII REGISTRATION PROCEDURES

8.1	Obligations of the Company
8.2	Notice to Discontinue
8.3	Registration Expenses
8.4	Inclusion of Ordinary Shares

ARTICLE IX INDEMNIFICATION; CONTRIBUTION

9.1	Indemnification by the Company
9.2	Indemnification by Holders
9.3	Conduct of Indemnification Proceedings
9.4	Contribution

ARTICLE X COVENANTS

10.1	Rule 144
10.2	ADS Listing

ARTICLE XI MISCELLANEOUS

11.1	Recapitalizations, Exchanges, etc
11.2	No Inconsistent Agreements
11.3	Remedies
11.4	Amendments and Waivers
11.5	Notices
11.6	Successors and Assigns; Third Party Beneficiaries
11.7	Counterparts
11.8	Headings
11.9	Governing Law
11.10	Severability
11.11	Rules of Construction
11.12	Entire Agreement
11.13	Further Assurances
11.14	Other Agreements

SCHEDULE 1	GE
SCHEDULE 2	THE PATNIS

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REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated July 15, 2002 among Patni Computer Systems Limited, a limited liability company validly existing under the Companies Act, 1956 of India (the “Company”), General Atlantic Mauritius Limited, a limited liability company incorporated and validly existing under the laws of Mauritius having its registered office at 5th Floor, TM Building, Pope Hennessy Street, Port Louis, Mauritius (“GA”), the parties listed on Schedule 1 hereto (“GE”) and the parties listed on Schedule 2 hereto (the “Patnis”).

WHEREAS, pursuant to the Subscription Agreement dated the date hereof, by and between the Company and GA (“GA Share Subscription Agreement”) and three Share Purchase Agreements dated the date hereof (the “GA Share Purchase Agreements”) by and among the Company, GA and certain selling shareholders of the Company named therein (the “Selling Shareholders”), (a) the Company agrees to allot and issue to the Depository Bank (as hereinafter defined) on behalf of GA, an aggregate of 13,441,245 Ordinary Shares (as hereinafter defined) (the “Subscribed Shares”) and (b) the Selling Shareholders agree to sell to GA, an aggregate of 10,139,887 Ordinary Shares (the “Purchased Shares”, and together with the Subscribed Shares, the “Sale Shares”).

WHEREAS, concurrently herewith, the Company, GA, GE and the Patnis are entering into the Shareholders Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain share transfer and corporate governance rights and obligations; and

WHEREAS, in order to induce GA to purchase the Sale Shares and to induce the parties hereto to enter into the Shareholders Agreement, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

1.1           Definitions.  In this Agreement, unless the context requires otherwise, the following terms shall mean:

“ADR Facility” means an ADR facility with the Depositary Bank established under the Deposit Agreement.

“ADRs” mean American Depositary Receipts representing ADSs.

“ADSs” mean American Depositary Shares, each of which represents a certain number of Ordinary Shares.

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GA: GAP Bermuda, the shareholders of GAP Bermuda and the shareholders of GA.

“Approved Underwriter” has the meaning set forth in Section 6.2 of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Bombay or the State of New York are closed for business.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination,

(a)           if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or

(b)           if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or

(c)           if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or

(d)           if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Company’s Board of Directors or, if such determination is not satisfactory to the Holder for whom such determination is being made, by an internationally recognized investment banking firm selected by the Company and such Holder, the expenses for which shall be borne equally by the Company and such Holder.

If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission of the United States or any agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4.2 of this Agreement.

“Demand Registration” has the meaning set forth in Section 3.1 of this Agreement.

“Deposit Agreement” means the agreement between the Company and the Depositary Bank in relation to the establishment of the ADR Facility dated the date hereof.

“Depositary Bank” means The Bank of New York and its domestic custodian bank or such other depositary bank and its domestic custodian bank as GA may nominate from time to time for the purposes of the ADR Facility and provided that such other depositary bank and its domestic custodian bank are reasonably acceptable to the board of directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations of the Commission thereunder.

“Form 3 Initiating Holders” has the meaning set forth in Section 5.1 of this Agreement.

“Form 3 Registration” has the meaning set forth in Section 5.1 of this Agreement.

“GA” has the meaning set forth in the preamble to this Agreement.

“GA Share Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“GA Share Subscription Agreement” has the meaning set forth in the Recitals to this Agreement.

“GAP Bermuda” means GAP (Bermuda) Limited, a Bermuda exempted company.

“GE” has the meaning set forth in the preamble to this Agreement.

“GE Shareholders” means GE and any Permitted Transferee thereof or of any subsequent Permitted Transferee to whom Registrable Securities are transferred in accordance with Section 4.1 of the Shareholders Agreement (so long as such agreement is in effect) and Section 11.6 of this Agreement.

“General Atlantic Shareholders” means GA and any Permitted Transferee thereof or of any subsequent Permitted Transferee to whom Registrable Securities are transferred in accordance with Section 4.1 of the Shareholders Agreement (so long as such agreement is in effect) and Section 11.6 of this Agreement.

“Holdback Period” has the meaning set forth in Section 7.1 of this Agreement.

“Holder” means each of the General Atlantic Shareholders, the GE Shareholders and the Patni Shareholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 11.6 of this Agreement and Section 4.1 of the Shareholders Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor thereto).

“Holders’ Counsel” has the meaning set forth in Section 8.1(a) of this Agreement.

“Incidental Registration” has the meaning set forth in Section 4.1 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 9.3 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 9.3 of this Agreement.

“Initiating Holders” has the meaning set forth in Section 3.1 of this Agreement.

“Inspector” has the meaning set forth in Section 8.1(g) of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its first firm commitment underwritten public offering of Ordinary Shares on any Recognized Stock Exchange.

“Liability” has the meaning set forth in Section 9.1 of this Agreement.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“NASD” means the National Association of Securities Dealers, Inc.

“Ordinary Shares” means the equity shares of the Company as subdivided, consolidated or converted from time to time or any equity shares held in an ADR Facility for the benefit of any shareholder of the Company;

“Party” shall mean each of the Company, GA, GE, the Patnis and any Person that subsequently becomes a party to this Agreement pursuant to the terms hereof.

“Patni Shareholders” means the Patnis and any Permitted Transferee thereof or of any subsequent Permitted Transferee to whom Registrable Securities are transferred in accordance with Section 4.1 of the Shareholders Agreement (so long as such agreement is in effect) and Section 11.16 of this Agreement.

“Patnis” has the meaning set forth in the preamble to this Agreement.

“Person” means any individual, company, corporation, partnership, trust, association or other entity.

“Purchased Shares” has the meaning set forth in the Recitals to this Agreement.

“Recognized Stock Exchange” means the Bombay Stock Exchange, Nasdaq National Market or New York Stock Exchange or any other stock exchange as agreed by the Board of Directors of the Company (such agreement to include the agreement of GA) on which the Company’s Ordinary Shares are listed or to be listed.

“Records” has the meaning set forth in Section 8.1(g) of this Agreement.

“Registrable Securities” means each of the following (a) the Sale Shares, (b) any and all Ordinary Shares owned or acquired hereafter by the Holders or any Affiliate of the Holders or issued or issuable to them upon conversion of any preferred shares or debt securities of the Company, or exercise of any warrants, (c) any Ordinary Shares issued or issuable to any of the Holders with respect to Registrable Securities by way of stock dividend or share split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and (d) any ADSs representing any of the securities described in (a) – (c) above; provided, that securities held by a Holder will cease to be Registrable Securities when (x) a Registration Statement (other than a Form F-6 or Form F-4) covering such

Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (y) the entire amount of the Registrable Securities held by such Holder may, in the opinion of counsel satisfactory to the Company and the Holder, be sold by such Holder pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in a single sale without any limitation as to volume.

“Registration Expenses” has the meaning set forth in Section 8.3 of this Agreement.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“Sale Shares” has the meaning set forth in the Recitals to this Agreement.

“Securities Act” means the Securities Act of 1933 of the United States, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Shareholders” has the meaning set forth in the Recitals to this Agreement.

“Shareholders Agreement” means the Amended and Restated Shareholders Agreement, dated the date hereof, among the Company, GA, GE and the Patnis.

“Subscribed Shares” has the meaning set forth in the Recitals.

“Underwriter” means a Company Underwriter or an Approved Underwriter.

“Valid Business Reason” has the meaning set forth in Section 6.3 of this Agreement.

1.2           References to Persons.  References to any Person shall, where the context permits, include such Person’s respective successors, legal representatives and permitted assigns.

1.3           Capitalized Terms. Any capitalized terms and expressions not expressly defined in this Agreement shall have the meaning ascribed to them in the Shareholders Agreement.

ARTICLE II

GRANT OF RIGHTS

2.1           Grant of Rights. The Company hereby grants registration rights to the Holders upon the terms and conditions set forth in this Agreement.

2.2           Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

ARTICLE III

DEMAND REGISTRATION

3.1           Request for Demand Registration. At any time commencing on or after the date that is the earlier to occur of (x) sixteen (16) months after the IPO Effectiveness Date or (y) 180 days after the Company becomes a reporting company under the Exchange Act, either (i) the General Atlantic Shareholders, (ii) the GE Shareholders or (iii) the Holders (excluding the General Atlantic Shareholders and the GE Shareholders) holding a minimum of twenty percent (20%) of the Registrable Securities then outstanding (the “Initiating Holders”) may make a written request to the Company to register, and the Company shall file a Registration Statement with respect to the number of Registrable Securities specified in such request (a “Demand Registration”); provided, however, that the Company shall not be obligated to effect (A) more than one Demand Registration within any 12-month period and more than two Demand Registrations for the General Atlantic Shareholders, one Demand Registration for the GE Shareholders and two Demand Registrations for the other Holders; (B) a Demand Registration for the GE Shareholders at any time before a Demand Registration for the General Atlantic Shareholders has been effected, unless one year has elapsed since the Company has become a reporting company under the Exchange Act and the Company is not then listed on a Recognized Stock Exchange outside of the United States; (C) a Demand Registration for any Holders who are not General Atlantic Shareholders or GE Shareholders at any time before a Demand Registration for the GE Shareholders has been effected and (D) a Demand Registration if the Initiating Holders propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than US$10,000,000. For purposes of the preceding sentence, the filing of two or more Registration Statements in response to one demand shall be counted as one Demand Registration. Each request for a Demand

Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. The Company shall not be obligated to take any action pursuant to this Section 3.1 so long as the Company is eligible to use Form S-3 or F-3 or any successor thereto.

3.2           Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Holders (other than Initiating Holders which have requested a registration under Section 3.1) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section 3.2. Within five (5) business days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Holders (other than Initiating Holders which have requested a registration under Section 3.1) and (ii) subject to Section 6.1, include in such registration all of the Registrable Securities held by such Holders from whom the Company has received a written request for inclusion therein within fifteen (15) days of the receipt by such Holders of such written notice referred to in clause (i) above. Each such request by such Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Holder to respond within such 15-day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 3.2 with respect to such Demand Registration. Any Holder may waive its rights under this Section 3.2 prior to the expiration of such 15-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Holder sends the Company a written request for inclusion of part or all of such Holder’s Registrable Securities in a registration, such Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Holder reasonably determines that participation in such registration would have a material adverse effect on such Holder.

3.3           Effective Demand Registration. The Company shall use commercially reasonable efforts to cause a Registration Statement in respect of any Demand Registration to become effective as soon as reasonably practicable after the Company receives a request under Section 3.1. A registration shall not constitute a Demand Registration satisfying the Company’s obligations hereunder until the relevant Registration Statement has become effective and remained continuously effective for the lesser of (x) the period during which all Registrable Securities registered in the Demand Registration are sold and (y) 120 days; provided, however, that a registration shall not constitute a Demand Registration satisfying the Company’s obligations hereunder if (A) after the relevant Registration Statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (B) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

ARTICLE IV

INCIDENTAL OR “PIGGY-BACK” REGISTRATION

4.1           Request for Incidental Registration.  If at any time the Company proposes to register any Ordinary Shares or ADSs in connection with an offering by the Company for its own account (other than a registration utilizing Form S-4, F-4, S-8 or any successor thereto) or for the account of any shareholder of the Company other than a Holder, then each Holder shall have the right to have all or any portion of its Registrable Securities included in such registration as provided in this Section 4.1 (an “Incidental Registration”). The Company shall (x) give written notice of such proposed registration to each such Holder at least twenty (20) days before the anticipated filing date of the relevant Registration Statement, which notice shall describe the proposed registration and distribution, and (y) include in such registration the number of Registrable Securities specified in each written request for inclusion therein delivered by any Holder to the Company not later than fifteen (15) days after the receipt by such Holders of such written notice referred to in clause (x) above. The failure of any Holder to respond within such 15-day period referred to in clause (y) above shall be deemed to be a waiver of such Holder’s rights under this Section 4 with respect to such registration.

4.2           Underwritten Offering.  In connection with any Incidental Registration under Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other shareholders, if any, and the managing underwriter of such offering (the “Company Underwriter”); provided, that no such terms shall impair the indemnification rights of the Holders granted under Article IX.  If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Holders have requested to be included would adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the General Atlantic Shareholders and the GE Shareholders pro rata based on the number of Registrable Securities owned by such Holders; third, the Patni Shareholders pro rata based on the number of Registrable Securities owned by such Holders; fourth, the other Holders pro rata based on the number of Registrable Securities owned by such Holder; and third, any other securities requested to be included in such offering.

4.3           Decision Not to File Incidental Registration.  If, after proposing to file an Incidental Registration, the Company decides not to file the Incidental Registration, then the Holders requesting inclusion of their Registrable Securities pursuant to Section 4.1 will not be entitled to have their Registrable Securities registered at such time.

ARTICLE V

FORM 3 REGISTRATION

5.1           Request for a Form 3 Registration.  At any time after the Company becomes eligible to use Form S-3 or F-3 (or any successor thereto) in connection with a public offering of its securities, (i) the General Atlantic Shareholders, (ii) the GE Shareholders or (iii) the Holders (excluding the General Atlantic Shareholders and the GE Shareholders) holding twenty percent (20%) of the Registrable Securities then outstanding (the “Form 3 Initiating Holders”) may make a written request to the Company to register, and the Company shall file a Registration Statement on Form S-3 or F-3, as applicable with respect to the number of Registrable Securities specified in such request for an offering on a continuous basis pursuant to Rule 415 under the Securities Act (a “Form 3 Registration”); provided, however, that the Company shall not be required to effect any registration pursuant to this Section 5.1:

(a)           within (i) one hundred twenty (120) days after the effective date of any other Registration Statement of the Company filed in connection with an offering that is not underwritten or (ii) during a Holdback Period in the case of an underwritten offering;

(b)           if within the eighteen (18) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 or Form F-3 pursuant to this Section 5.1;

(c)           if Form S-3 or Form F-3 is not available for such offering by the Form 3 Initiating Holders; or

(d)           if the Holders requesting inclusion of Registrable Securities in such registration propose to sell such Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 or F-3 with respect to such Registrable Securities) to the public of less than US$5,000,000.

5.2           Inclusion of Registrable Securities in Form 3 Registration.  Each Holder other than the Form 3 Initiating Holders shall have the right to have all or any portion of its Registrable Securities included in such Form 3 Registration as provided in this Section 5.2. Within five (5) Business Days after the receipt of a request for a Form 3 Registration from the Initiating Holder, the Company shall (x) give written notice thereof to all of the Holders (other than the Form 3 Initiating Holders) and (y) subject to Section 6.1, include in such registration such number of Registrable Securities specified in each written request for inclusion therein delivered by any Holder to the Company not later than five (5) Business Days after delivery to such Holders of the written notice referred to in clause (x) above. The failure of any Holder to respond within such 5-Business Day period referred to in clause (y) above shall be deemed to be a waiver of such Holder’s rights under this Article V with respect to such Form 3 Registration.

5.3           Effective Form 3 Registration.  The Company shall use commercially reasonable efforts to cause a Registration Statement in respect of any Form 3 Registration to become effective as soon as reasonably practicable after the Company receives a request under Section 5.1 and to remain effective until the earlier of (i) 180 days from the date of effectiveness and (ii) all Registrable Securities covered by such Registration Statement have been sold.

5.4           No Demand Registration.  No registration requested by any Holder pursuant to this Article V shall be deemed a Demand Registration pursuant to Article III.

5.5           Withdrawal.  Any Form 3 Registration requested or filed hereunder may be postponed or withdrawn at any time at the request of the Form 3 Initiating Holders; provided that, for purposes of Section 5.1(b) above, a registration shall be deemed to have been effected once the Registration Statement is declared effective by the Commission.

ARTICLE VI

PROVISIONS APPLICABLE TO DEMAND
REGISTRATIONS AND FORM 3 REGISTRATIONS

6.1           Underwriting Procedures. If the Initiating Holders or the Form 3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities held by all of the Initiating Holders or Form 3 Initiating Holders, as the case may be, so elect, the Company shall use commercially reasonable efforts to cause the relevant Demand Registration or Form 3 Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 6.2. In connection with any Demand Registration or Form 3 Registration involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon among the Company, the Approved Underwriter and the Initiating Holders or Form 3 Initiating Holders, as the case may be, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the Initiating Holders or Form 3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such Holders; second, all of the Registrable Securities to be offered for the account of the General Atlantic Shareholders and the GE Shareholders (to the extent that they are not the Initiating Holders or Form 3 Holders) pro rata based on the number of Registrable Securities owned by such Holders; third, the Patni Shareholders (to the extent that they are not the Initiating Holders or Form 3 Holders) pro rata based on the number of Registrable Securities owned by such Holders; fourth, the other Holders

(other than the Initiating Holders or Form 3 Initiating Holders) pro rata based on the number of Registrable Securities owned by such Holders; and third, any other securities requested to be included in such offering.

6.2           Selection of Underwriters.  If any Demand Registration or Form 3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select an investment banking firm of international reputation to act as the managing underwriter of the offering; provided, however, that if the managing underwriter selected by the Company is not then generally considered a New York “bulge bracket” firm, the firm selected shall also be approved by the Initiating Holders or Form 3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld (the “Approved Underwriter”).

6.3           Delay or Withdrawal for Valid Business Reasons.  If the Board of Directors of the Company, in its good faith judgment, determines that any Demand Registration or Form 3 Registration would be detrimental to the Company because it would materially interfere with a material financing, acquisition, strategic alliance, corporate reorganization or merger or other material transaction involving the Company or because the Company has been advised by the Approved Underwriter that proceeding with the offering in the face of adverse marketing conditions would be detrimental to the Company and its shareholders, and determines that it is therefore essential in the interests of the Company that such registration not proceed (a “Valid Business Reason”), the Company may postpone filing a Registration Statement or withdraw a filed Registration Statement relating, in either case, to a Demand Registration or a Form 3 Registration, until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days after notice to the Initiating Holders or Form 3 Initiating Holders, as the case may be, of such determination to postpone or withdraw. The Company shall give written notice to the Initiating Holders or Form 3 Initiating Holders, as the case may be, of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 6.3 more than once in any twelve (12) month period. For the avoidance of doubt, if the Company withdraws a previously filed Registration Statement in accordance with this Section 6.3, it shall file a new Registration Statement within ninety one (91) days and such new Registration Statement shall not be considered an additional Demand Registration or Form 3 Registration, as the case may be.

ARTICLE VII

HOLDBACK AGREEMENTS

7.1           Restrictions on Public Sale by Holders.  If (x) requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, and (y) all of the Company’s officers and directors, and all of the Company’s shareholders holding more than one percent (1%) of the Company’s outstanding capital stock, execute agreements setting forth restrictions identical to those referred to in this Section 7.1, then no Holder shall, during the ninety (90) day period commencing on the effective date of any Registration Statement filed by the Company in connection with any public offering of Ordinary Shares or ADSs or such longer period as the Approved Underwriter or the Company Underwriter, as the case may be, may reasonably request, but in no case for more than 180 days (the “Holdback Period”), (i) effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, (including without limitation a sale pursuant to Rule 144 under the Securities Act), except pursuant to such registration, or (ii) make any request for a Demand Registration or Form 3 Registration under this Agreement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of the Holdback Period, or such shorter period if the restrictions on public sales have been requested by an Approved Underwriter or a Company Underwriter who then releases all persons from their obligations under this Section 7.1 before the Holdback Period has expired. No Holder or officer, director or other shareholder shall be released from any obligation under this Section 7.1 or under any agreement setting forth restrictions similar to those set forth in this Section 7.1 unless all other Holders are also released from their obligations under this Section 7.1.

7.2           Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities in the United States, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4, F-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement filed in connection with an underwritten offering in which the Holders of Registrable Securities are participating and ending on the earlier of (x) the date on which all Registrable Securities registered pursuant to such Registration Statement are sold and (y) the last day of the Holdback Period.

ARTICLE VIII

REGISTRATION PROCEDURES

8.1           Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III, Article IV or Article V, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(a)           prepare and, within 60 days (120 days if the Company is not a reporting company under the Exchange Act at the time of such request), file (which term shall include submission of a registration statement in draft form to the Commission’s Office of International Corporate Finance) a Registration Statement with the Commission on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, the Company shall not be required to file any Registration Statement hereunder during the period beginning on the 91st day following the end of its fiscal year and ending on the earlier of (i) the date on which the Company filed its Annual Report on Form 20-F or 10-K with the Commission for the fiscal year then ended and (ii) the latest date the Company may file such Annual Report; provided, further, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with 5 business days time to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

(b)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)           furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request in writing, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for 120 days or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business or register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify or register but for this
Section 8.1(d), (y) subject itself to taxation

in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(e)           notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)            enter into and perform customary agreements (including an underwriting agreement in customary form with the Underwriter, if any) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;

(g)           make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter and identified as such in writing to the Company (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, that records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors prior to its disclosure by the Company from sources not subject to any confidentiality obligation to the Company with respect to such information or such information has been made generally available to the public other than by unauthorized disclosure by any Inspector; and provided, further, that each seller of Registrable

Securities shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(h)           if such sale is pursuant to an underwritten offering, obtain “cold comfort” letters, dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the Approved Underwriter or Company Underwriter, as applicable, reasonably requests;

(i)            furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of Company’s counsel for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(j)            comply in all material respects with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(l)            cooperate with each seller of Registrable Securities and each Approved Underwriter or Company Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(m)          appoint a qualified independent underwriter, if necessary under the circumstances or if reasonably requested by the Board in connection with an Incidental Registration; and

(n)           take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

8.2           Notice to Discontinue. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.1(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.1(e) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 8.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 8.1(e).

8.3           Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation,

(a)           Commission and stock exchange registration and filing fees,

(b)          all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement),

(c)           all printing, messenger and delivery expenses,

(d)          the fees, disbursements and other charges of counsel to the Company and of the Company’s independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and

(e)           any liability insurance or other premiums for insurance obtained in connection with any Demand Registration, Incidental Registration or Form 3 Registration pursuant to the provisions set forth in this Agreement, regardless of whether the relevant Registration Statement is declared effective.

In addition, the Company shall bear the fees, disbursements and other charges of one counsel to the Holders in connection with any registration of Registrable Securities in an amount not to exceed US$50,000 for the first such registration and US$15,000 for any subsequent registration. All of the expenses described above in this Section 8.3 are referred to herein as “Registration Expenses.” The Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Holders’ Registrable Securities and, except as provided above, shall bear all fees, disbursements and other charges of their own counsel. Each Holder participating in a registration shall bear such Holder’s proportionate share (based on the total number of securities sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with the relevant offering.

8.4           Inclusion of Ordinary Shares. Whenever registration of Registrable Securities has been requested pursuant to Article III, Article IV or Article V, the Company shall include in the applicable Registration Statement in such combination requested by the Holder such number of Ordinary Shares (i) held directly by the Holder and (ii) underlying the ADSs held by such Holder.

ARTICLE IX

INDEMNIFICATION; CONTRIBUTION

9.1           Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, its partners, directors, officers and Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Holder from and against any and all losses, claims, damages, liabilities, expenses, including fees, disbursements and other charges of counsel and costs of investigation (each, a “Liability” and collectively, “Liabilities”) arising out of or based upon

(a)           any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto),

(b)           any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, or

(c)           any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with any offering of Registrable Securities pursuant to a Registration Statement;

except in each case insofar as such Liability arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus, final prospectus, notification or offering circular in reliance and in conformity with information concerning such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) a Holder’s failure to deliver an amended or supplemental prospectus if such delivery is required under the Securities Act and such Liability would not have arisen had such delivery occurred. The Company shall also indemnify, to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities and otherwise as may be customary in connection with similar underwritings, each underwriter of the Registrable Securities, its officers, directors and employees and each Person who controls (within the meaning of Section 15 of the Securities Act) such underwriter.

9.2           Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating pursuant to Article III, Article IV or Article V hereof, such Holder shall promptly furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information with respect to such Holder required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading. Each Holder shall indemnify and hold harmless the Company, its officers, directors and Affiliates, any underwriter underwriting a distribution of securities by the Company and each Person who controls (within the meaning of Section 15 of the Securities Act) the Company or such underwriter from and against any Liabilities arising out of or based upon

(a)           any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or

(b)           any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, but in each case only to the extent that such statement, omission or alleged omission was made in reliance upon and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, prospectus, preliminary prospectus, notification or offering circular;

provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 9.2 shall be limited to the net proceeds received by such Holder in the offering to which the Registration Statement or prospectus relates.

9.3           Conduct of Indemnification Proceedings.

Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the

Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action, suit or proceeding is given to the Indemnifying Party as above provided in this Section 9.3, the Indemnifying Party shall be entitled to participate in and, to the extent it may elect, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action, suit or proceeding at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party; provided, that the Indemnifying Party shall not have the right to assume the defense of any such action, suits or proceeding if (i) the named parties to such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (ii) the Indemnifying Party fails to assume the defense of such action promptly with counsel approved by the Indemnified Party as provided above or (iii) the Indemnifying Party is unable to provide evidence reasonably satisfactory to the Indemnified Party of its financial capacity to fulfill its indemnification obligations hereunder. If the Indemnifying Party assumes the defense of any such action, the Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party except in the circumstances described in clause (i) of the immediately preceding sentence. If the Indemnifying Party does not assume the defense of any such action, it shall not be liable for the fees, disbursements and other charges of more than one separate firm of attorneys (in addition to local counsel) for all Indemnified Parties similarly situated in such action, suit or proceeding, except to the extent that any Indemnified Party is advised by counsel that representation of all Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct or that there may be one or more legal defenses available to such Indemnified Party that are inconsistent with those available to other Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a Party and has sought indemnification hereunder unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such action, suit or proceeding.

9.4           Contribution.

(a)           If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount actually paid by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount actually paid by a Party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9.1, 9.2 and 9.3, any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Holder shall be limited to the net proceeds received by such Holder in the offering.

(b)           The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE X

COVENANTS

10.1         Rule 144. The Company covenants that from and after the date it becomes a reporting company under the Exchange Act, it shall use commercially reasonable efforts to (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

10.2         ADS Listing.

(a)           In connection with the first public offering of Ordinary Shares or ADSs in the United States, the Company shall use commercially reasonable efforts to:

(i)            cause a registration statement on Form 8-A under the Exchange Act covering the Ordinary Shares and the ADSs if required to become and remain effective;

(ii)           file a listing application with the New York Stock Exchange or the Nasdaq National Market and use commercially reasonable efforts to have the Ordinary Shares or ADSs, as the case may be, approved for listing or quotation on such national securities exchange;

(iii)          in the case of a public offering of Ordinary Shares deliverable in the form of ADSs, cause a Registration Statement on Form F-6 under the Securities Act covering the ADSs to become and remain effective; and

(iv)          at the request of any Holder, cause a Registration Statement on Form F-4 or S-4 under the Securities Act to become effective and to effect an exchange offer of unrestricted Ordinary Shares or ADSs for restricted Ordinary Shares or ADSs of such Holder, as the case may be.

ARTICLE XI

MISCELLANEOUS

11.1         Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) Sale Shares, (ii) any and all share capital of the Company into which the Sale Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Sale Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

11.2         No Inconsistent Agreements. The Company represents and warrants that other than in connection with the Shareholders Agreement, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein. Other than the Shareholders Agreement, the Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

11.3         Remedies. The parties hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

11.4         Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company pursuant to a resolution of the Board and the Holders. Any such written consent shall be binding upon the Company and the Holders.

11.5         Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Patni Computer Systems Limited

Unit No. 55, SDF II, SEEPZ

Andheri (East), Mumbai - 4000

Telecopy: (91-22) 829-2764

Attention: Chief Executive Officer

with copies to:

Gagrat & Co.

Advocates, Solicitors and Notaries

Alli Chambers, Nagindas Master Road

Fort, Mumbai 400 001

India

Telecopy: (91-22) 265-7876

Attention: Managing Partner

Hogan & Hartson LLP

Columbia Square

555 13th Street, NW

Washington, DC 20004-1109

Telecopy: (1-202) 637-5910

Attention: Marcia A. Wiss, Esq.

if to GA:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Telecopy: (203) 618-9207

Attention: General Counsel

with a copy to:

General Atlantic Partners, L.L.C.

24, Raffles Place

#29-04B Clifford Center

Singapore 048621

Telecopy: (65) 557-0575

Attention: John Wong

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas

New York, NY 10019-6064

Telecopy: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

If to any other Holder, at its address as it appears on the Schedules hereto.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; ten (10) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 11.5 designate another address or Person for receipt of notices hereunder.

11.6         Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and the Form 3 Registration rights and related rights of the Holders contained in Articles III and V hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of such Holder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, transferred only with the consent of the Company which consent shall not be unreasonably withheld. If transferred in compliance with the Shareholders Agreement, the incidental or “piggy-back” registration rights of the Holders contained in Article IV hereof and the other rights of each of the Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such assignment. Except as provided in Article IX, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

11.7         Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.8         Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.9         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the principles of conflicts of law thereof and be subject to the jurisdiction of the appropriate courts in the State of New York.

11.10       Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

11.11       Rules of Construction.

(a)           Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(b)           Unless the context requires otherwise, words importing the singular include the plural and vice versa, and pronouns importing a gender include each of the masculine, feminine and neuter genders.

(c)           The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Section hereof.

11.12       Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those as set forth or referred to herein or in the Shareholders Agreement. This Agreement and the Shareholders Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

11.13       Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

11.14       Other Agreements.  Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the GA Share Purchase Agreement, the GA Share Subscription Agreement or the Shareholders Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

PATNI COMPUTER SYSTEMS LIMITED

By:	/s/ Deepak Sogani
Name: Deepak Sogani
Title: Chief Financial Officer

GENERAL ATLANTIC MAURITIUS
LIMITED

By:	/s/ Steven A. Denning
Name: Steven A. Denning
Title: Director

GE APC TECHNOLOGY INVESTMENTS II
(MAURITIUS) LIMITED

By:	/s/ Ashok S Kothari
Name: Ashok S Kothari
Title: Managing Director

GE CAPITAL MAURITIUS EQUITY
INVESTMENT

By:	/s/ Soma Ghosal
Name: Soma Ghosal
Title: Manager, Equity Group

/s/ Gajendra Kumar Patni
GAJENDRA KUMAR PATNI
For himself and on behalf of
RAJNIKANTA G. PATNI
AMIT KUMAR PATNI
RUCHI A. PATNI
ARIHANT G. PATNI

(The GKP Group)
as their CONSTITUTED ATTORNEY

/s/ Ashok Kumar Patni
ASHOK KUMAR PATNI
For himself and on behalf of
SADHANA A. PATNI
APOORVA A. PATNI

(The AKP Group)
as their CONSTITUTED ATTORNEY

iSolutions Inc.

By	/s/ Narendra Kumar Patni
Name: Narendra Kumar Patni
Title: President

/s/ Narendra Kumar Patni
NARENDRA KUMAR PATNI

Schedule 1

GE

(1)           GE APC Technology Investments II (Mauritius) Limited, a limited liability company incorporated and validly existing under the laws of Mauritius, having its registered office at Les Cascades, Edith Cavell Street, Port Louis, Mauritius.

Address:	Suite 802, St. James Court, St. Dems Street Port Louis, Mauritius
Attention	May Fung
Telephone:	(852) 2913 5996
Facsimile:	(852) 2530-5527

With copies to:

Name:	Lovells
Address:	23/F Ceung Kong Centre 2 Queens Road Centre, Hong Kong
Attention:	Mr. William Hay
Telephone:	(852) 2840 5092
Facsimile:	(852) 2219 0222

(2)           GE Capital Mauritius Equity Investment, a limited liability company incorporated and validly existing under the laws of Mauritius having its registered office at Les Cascades, Edith Cavell Street, Port Louis, Mauritius

Address:	GE Capital Services India Block 4A, DLP Corporate Part Mehrauli- Gurgaon Road Gurgaon – 122 002
Attention	Raghuram Raju – General Counsel
Facsimile:	(91 124) 35 8044

With copies to:

Name:	GE Equity
Address:	120 Long Ridge Road Stamford, CT 06927
Attention:	Managing Director, ECG
Facsimile:	(1 203) 357 3047

SCHEDULE 2

THE PATNIS

Name		Address

1.	Mr. Gajendra Kumar Patni	42A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.

2.	Mrs. Rajnikanta G. Patni	42A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.

3.	Mr. Amit Kumar Patni	42A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.

4.	Mrs. Ruchi A. Patni	42A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.

5.	Mr. Arihant G. Patni	42A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.

6.	Mr. Ashok Kumar Patni	22A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.

7.	Mrs. Sadhana A. Patni	22A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.

8.	Master Apoorva A. Patni	22A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005.